UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 16, 2010

RES-CARE, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 0-20372

Kentucky	61-0875371
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

9901 Linn Station Road, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (502) 394-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

Item 8.01               Other Events.

At a special meeting held on December 17, 2010, ResCare’s shareholders approved the previously disclosed Agreement and Plan of Share Exchange, dated September 6, 2010, between ResCare and Onex Rescare Acquisition, LLC (as amended, the “Share Exchange Agreement”).  The proposal to approve the Share Exchange Agreement was the only matter voted upon at the special meeting.  Approval of the Share Exchange Agreement required the affirmative vote of both a majority of the outstanding ResCare common shares and a majority of the outstanding ResCare preferred shares.  The voting results from the special meeting are as follows:

Common Stock

For	Against	Abstain
26,126,662	1,740,008	1,605

Preferred Stock

For	Against	Abstain
4,809,500	-0-	-0-

On December 22, 2010, pursuant to the Share Exchange Agreement, an entity sponsored by Onex Partners III, L.P. (“Onex”), an affiliate of Onex Corporation, completed the acquisition of all of the publicly held shares of ResCare through a second-step share exchange transaction that became effective on December 22, 2010.  In the share exchange transaction, each outstanding share of ResCare common stock not currently held by Onex and its affiliates has been converted into the right to receive $13.25 in cash, without interest.

Also on December 22, 2010, ResCare issued $200 million of 10 ¾% Senior Notes due January 2019 (the “Senior Notes”) through a private placement pursuant to a purchase agreement dated December 16, 2010, between ResCare and J.P. Morgan Securities LLC, as representative of a group of initial purchasers.  The issue price of the Senior Notes was 100% of the principal amount.  The Senior Notes are unsecured obligations ranking equal to existing and future senior debt and will be effectively subordinated to existing and future secured debt. A portion of the proceeds from the offering of the Senior Notes has been used to repurchase $120,046,000 (approximately 80.0%) aggregate principal amount of its 7 ¾% Senior Notes due 2013 (the “7 ¾% Notes”), which had been validly tendered and accepted for purchase in its previously announced cash tender offer at the expiration of the consent payment deadline at 5:00 p.m., New York City time, on December 21, 2010. ResCare intends to use the balance of the proceeds from the offering of the Senior Notes to repurchase any 7 ¾ % Notes validly tendered after the consent payment deadline and prior to the expiration of the tender offer at 11:59 p.m., New York City time, on January 4, 2011, to redeem any 7 ¾% Notes not purchased in the tender offer, to fund the share exchange transaction, and for general corporate purposes.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.

By:	/s/ DAVID W. MILES
David W. Miles
Executive Vice President and Chief Financial Officer

Dated:  December 22, 2010

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